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                            SCHEDULE 14C INFORMATION
                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[x]      Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5((d)(2))

[ ]      Definitive Information Statement

                           QUEEN SAND RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1)      Title of each class of securities to which transaction
                 applies:
                 --------------------------------------------------------------

         2)      Aggregate number of securities to which transaction applies:
                 --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                 --------------------------------------------------------------

         4)      Proposed maximum aggregate value of transaction:
                 --------------------------------------------------------------

         5)      Total fee paid:
                 --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
                 --------------------------------------------------------------

         2)      Form, Schedule or Registration Statement No.:
                 --------------------------------------------------------------

         3)      Filing Party:
                 --------------------------------------------------------------

         4)      Date Filed:
                 --------------------------------------------------------------
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                         QUEEN SAND RESOURCES, INC.
                          3500 OAK LAWN, SUITE 380
                          DALLAS, TEXAS 75219-4398

                     NOTICE OF ACTION BY WRITTEN CONSENT

To the Stockholders of Queen Sand Resources, Inc.:

         Notice is hereby given that EIBOC Investments Ltd. and Forseti Investments Ltd., as the collective holders of approximately 54% of the issued and outstanding Common Stock, par value $0.0015 per share (the "Common Stock"), of Queen Sand Resources, Inc., a Delaware corporation (the "Company"), have, effective _________ __, 1997 in accordance with Rule 14c-2(b) promulgated under the Securities Exchange Act of 1934, as amended, approved and adopted, by written consent in lieu of a meeting of stockholders, a proposal (the "Charter Amendment"), to amend the Company's Certificate of Incorporation:

                 (1) To increase the number of authorized shares of Common Stock from 40,000,000 to 100,000,000 shares; and

                 (2) To create a class of preferred stock, par value $0.01 per share (the "Preferred Stock"), and authorize the issuance of up to 50,000,000 shares of Preferred Stock, which shares of Preferred Stock may be issued in one or more series at the discretion of the Board of Directors.

         The Board of Directors of the Company has approved the Charter Amendment. The record date for the determination of stockholders of the Company entitled to receive this Notice of Action by Written Consent and the accompanying Information Statement and the determination of the number of shares of Common Stock necessary to approve the Charter Amendment has been fixed as of the close of business on [__________ __,] 1997.

         NO STOCKHOLDERS' MEETING WILL BE HELD TO VOTE ON OR DISCUSS THE PROPOSAL. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                              By Order of the Board of Directors


                                              Bruce I. Benn, Secretary

April __, 1997
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                         QUEEN SAND RESOURCES, INC.
                          3500 OAK LAWN, SUITE 380
                          DALLAS, TEXAS 75219-4398


                            INFORMATION STATEMENT


                                AMENDMENT TO
                        CERTIFICATE OF INCORPORATION

                WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                      REQUESTED NOT TO SEND US A PROXY

 Approximate Date of Mailing of this Information Statement: April __, 1997.

                                INTRODUCTION

         This Information Statement is being furnished by the Board of Directors of Queen Sand Resources, Inc., a Delaware corporation (the "Company"), in connection with the proposed adoption of a Certificate of Amendment (the "Charter Amendment") to the Company's Certificate of Incorporation (the "Certificate of Incorporation"), by the written consent of the holders of a majority of the Company's outstanding Common Stock, par value $0.0015 per share (the "Common Stock").

         EIBOC Investments Ltd., a corporation organized under the laws of Barbados ("EIBOC"), and Forseti Investments Ltd., a corporation organized under the laws of Barbados ("Forseti"; EIBOC and Forseti are collectively referred to herein as the "Stockholders"), collectively hold approximately 54% of the issued and outstanding Common Stock. By written consent effective as of _________ __, 1997 in accordance with Rule 14c-2(b) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Stockholders have approved and adopted the Charter Amendment to amend the Company's Certificate of Incorporation:

                 (1) To increase the number of authorized shares of Common Stock from 40,000,000 shares to 100,000,000 shares; and

                 (2) To create a class of preferred stock, par value $0.01 per share (the "Preferred Stock"), and authorize the issuance of up to 50,000,000 shares of Preferred Stock, which shares of Preferred Stock may be issued in one or more series at the discretion of the Board of Directors.

         The Board of Directors has unanimously approved the Charter Amendment. The Company has received written consents to the Charter Amendment from the Stockholders, who collectively hold approximately 54% of the Company's outstanding Common Stock, which consents are dated effective as of ___________ __, 1997 in accordance with Rule 14c-2(b) promulgated under the Exchange Act.





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                 Only stockholders of record of the Company's __________ shares of Common Stock outstanding at the close of business on [__________ __,] 1997 (the "Record Date") are entitled to receive this Information Statement and Notice of Action by Written Consent.

         The Company has asked brokers and other custodians and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

         The holders of Common Stock have no dissenters' rights or preemptive rights in connection with the Charter Amendment or the Proposed Transactions (as defined below).

         THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION HAS BEEN APPROVED BY STOCKHOLDERS WHO HOLD SUFFICIENT VOTING SECURITIES TO APPROVE THE ACTION. THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY TO THE COMPANY.

          The date of this Information Statement is April _____, 1997.





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                                    SUMMARY

         General. The Stockholders and the Board of Directors of the Company have approved the Charter Amendment to facilitate the consummation of two proposed transactions and to provide for additional authorized but unissued capital stock to be available to the Company for the purpose of raising capital, issuances in connection with acquisition transactions, employee compensation plans and other corporate purposes.

         The proposed transactions (collectively, the "Proposed Transactions") provide for (i) the issuance to Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI") and an affiliate of Enron Finance Corp., a Delaware corporation ("EFC"), of 9,600,000 shares of Series A Participating Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of the Company pursuant to a Securities Purchase Agreement, dated March 27, 1997, between the Company and JEDI (the "JEDI Purchase Agreement") and (ii) the repurchase by the Company of 9,600,000 shares of Common Stock from Forseti pursuant to the Securities Purchase Agreement, dated March 27, 1997, between the Company and Forseti (the "Forseti Purchase Agreement"). The Forseti Purchase Agreement will be closed immediately after closing of the JEDI Purchase Agreement.

         Background. Forseti is the record and beneficial owner of 9,600,000 shares of Common Stock (approximately 32% of the Company's current issued and outstanding Common Stock). In 1996, Forseti approached the venture capital firm that arranged Forseti's investment in the Company about selling Forseti's entire interest in the Company due to tax planning and investment considerations of Forseti's indirect sole stockholder, a German investor. As fiduciaries of the Company, the Company's management was desirous of accomplishing Forseti's intent to divest its entire equity interest in the Company in an orderly fashion with a dual goal of achieving Forseti's intentions, but in a manner that would benefit the Company.

         Commencing in the summer of 1996, a number of possible buyers for Forseti's Common Stock were approached. Ultimately discussions focused on EFC, an indirect wholly-owned subsidiary of Enron Corp. EFC provides, among other services, financing in the energy industry. Since December 1996 extensive negotiations have taken place concerning the pricing and a transaction structure. Prior to completion of the negotiations, it was determined the investment would be made by JEDI, a limited partnership between the California Public Employees' Retirement System and an affiliate of EFC. The purpose of JEDI is to invest in a diversified portfolio of energy related assets.

         Company management believes that having JEDI as a major stockholder in the Company would provide significant benefits to the Company. Among the significant benefits is management's belief that the Company's credibility and standing in the oil and gas industry will be enhanced by JEDI's investment in the Company. Further, the Company believes the relationship will provide the Company's other stockholders with the opportunity to benefit from EFC's experience, expertise, financial resources and innovative thinking as a sophisticated provider of financing in the energy industry. Most importantly, the Company's management believes that JEDI's interest will be closely aligned with the interests of the Company's other stockholders.





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          The final transaction structure provides the desired liquidity for
Forseti for all of its shares of Common Stock with an opportunity to be paid additional consideration in the future if the Company achieves certain negotiated financial benchmarks. At the same time JEDI can achieve a significant equity investment in the Company. The Company will facilitate the transaction by itself acquiring Forseti's Common Stock with funds invested in the Company by JEDI in exchange for the issuance of the Company's Series A Preferred Stock to JEDI.

         JEDI Transaction. JEDI has determined to make a substantial investment in the Company, on the terms described herein, to provide the Company with the capital to repurchase the Forseti Stock.

         The Company and JEDI have entered into the JEDI Purchase Agreement, pursuant to which JEDI has agreed to acquire at the closing under the JEDI Purchase Agreement 9,600,000 shares of Series A Preferred Stock and certain warrants to purchase Common Stock (the "JEDI Warrants"). The Company will also issue to JEDI warrants to purchase 409,839 shares of Common Stock (the "Robertson Warrants"). The Robertson Warrants are being granted to JEDI as a form of maintenance right on the part of JEDI to acquire Common Stock in the future and maintain JEDI's proportionate ownership in the Company in relation to shares of Common Stock issued in late February 1997 to fund the Robertson acquisition. See "RECENT DEVELOPMENT." The aggregate consideration (excluding the exercise price in respect of the JEDI Warrants and the Robertson Warrants) cannot exceed $14,400,000 and consists of (i) $5,000,000 ($0.521 per share) cash at closing of the JEDI Purchase Agreement plus (ii) contingent cash payment obligations (up to an aggregate of $9,400,000). All of such funds would be used by the Company to fund the Forseti transaction agreements. See "FORSETI TRANSACTION AGREEMENTS."

         Pursuant to the JEDI Purchase Agreement, the Company and JEDI will execute and deliver certain other agreements, including an Earn Up Agreement, a Registration Rights Agreement, a Stockholders Agreement and a Letter Agreement (each as defined and described below), and certain members of the Company's management will enter into employment agreements with the Company. See "JEDI TRANSACTION AGREEMENTS."

         Forseti Transaction. The Company and Forseti have entered into the Forseti Purchase Agreement, pursuant to which the Company has agreed to repurchase at the closing under the Forseti Purchase Agreement, 9,600,000 shares of Common Stock owned by Forseti in exchange for (i) $5,000,000 ($0.521 per share) cash, (ii) the issuance by the Company of Class A Common Stock Purchase Warrants to purchase 1,000,000 shares of Common Stock at an initial exercise price of $2.50 per share (the "Class A Warrants") and Class B Common Stock Purchase Warrants to purchase 2,000,000 shares of Common Stock at an initial exercise price of $2.50 per share (the "Class B Warrants," and together with the Class A Warrants, the "Forseti Warrants"), and (iii) contingent obligations (up to an aggregate of $9,400,000) to Forseti under the Forseti Earn Up Agreement, as described below. The aggregate consideration paid by the Company to Forseti in respect of the repurchase of the Forseti Stock cannot exceed $14,400,000. This consideration will be funded only through the JEDI Purchase Agreement and the JEDI Earn Up Agreement. See "FORSETI TRANSACTION AGREEMENTS."

         The Company anticipates that the closings under the JEDI Purchase Agreement and the Forseti Purchase Agreement will occur contemporaneously, with the JEDI transaction closing first. Each agreement is dependent on consummation of the other.





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         The Charter Amendment.  The Certificate of Incorporation does not currently authorize the issuance of preferred stock. To consummate the Proposed Transactions, the Company must amend the Certificate of Incorporation to authorize a class of preferred stock. The Company has also determined to authorize additional shares of Common Stock.

         The Charter Amendment will (i) create a new class of preferred stock and authorize the issuance of an aggregate of 50,000,000 shares of Preferred Stock, of which, following the closing of the JEDI Purchase Agreement, 9,600,000 shares will be issued and outstanding shares of Series A Preferred Stock, 9,600,000 shares will be authorized but unissued shares of Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), and 30,800,000 shares will be available for issuance by the Company in the future (the "Undesignated Preferred Stock") and (ii) authorize an additional 60,000,000 shares of Common Stock (in addition to the 40,000,000 shares currently authorized under the Certificate of Incorporation).





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                               RECENT DEVELOPMENT

         Acquisition of the Robertson Properties. During the months of February and March, 1997 the Company acquired productive wells and developmental properties located in Mississippi, Louisiana, and Texas (collectively, the "Acquired Properties").

        On February 5, 1997 the Company, through Corrida Resources, Inc., a Nevada corporation and an indirect wholly-owned subsidiary of the Company, acquired 60 gross productive wells (48.4 net productive wells) and two developmental properties from a group of associated companies and family members related to Mr. David Robertson of Tickfaw, Louisiana and Mr. Keith Robertson of Baton Rouge, Louisiana. The Acquired Properties consisted of 6,569 gross acres (5,779 acres net).

         The purchase price consisted of $1,900,000 cash, four promissory notes with an aggregate principal amount of $2,400,000 and secured by a lien on the Acquired Properties, and 659,000 shares of restricted Common Stock. Two of the promissory notes bear no interest and are due not earlier than June 5, 1997 and not later than August 4, 1997. The remaining two promissory notes have a maturity date of February 4, 2000 and bear no interest for the first two years and bear interest at 9% per annum for the final year, payable in Common Stock of the Company, the value of which shall be calculated according to a specified formula set forth in the promissory notes. These two notes are repayable by the Company commencing on the first anniversary of the date of the promissory notes and semi-annually thereafter, at the option of the holder. Under certain conditions, the holder of such notes may defer payments of principal on the promissory notes. Under certain conditions, at the option of the holder, two of the promissory notes are convertible into shares of Common Stock of the Company, with the number of shares of Common Stock to be determined pursuant to a specified formula set forth in the promissory notes. See the Company's Current Report on Form 8-K dated February 20, 1997 for a more complete description of the acquisition.

         On March 13, 1997 the Company acquired from D&R Petroleum, Inc. and from Mr. James P. Robertson and Frances L. Robertson of Zachary, Louisiana, one
(1) gross productive well (0.3375 net productive wells) located in Louisiana. The acquisition comprises 278 gross acres (94 net acres). The purchase price consisted of cash paid at closing of $562,500 and 578,500 shares of restricted Common Stock of the Company. See the Company's Current Report on Form 8-K dated March 26, 1997 for a more complete description of the acquisition.



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                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         The Certificate of Incorporation currently authorizes the issuance of up to 40,000,000 shares of Common Stock. In order to consummate the Proposed Transactions and to have a sufficient number of shares of capital stock available for future issuance for other corporate purposes, the Company's Board of Directors and the Stockholders have unanimously approved an amendment to Article Fifth of the Company's Certificate of Incorporation:

         (1) To increase the number of authorized shares of Common Stock from 40,000,000 shares to 100,000,000 shares; and

         (2) To create a class of Preferred Stock and to authorize the issuance of up to 50,000,000 shares of Preferred Stock, which shares of Preferred Stock may be issued in one or more series at the discretion of the Board of Directors.

         The Charter Amendment will become effective upon (i) effectiveness of the written consents of the Stockholders and (ii) the filing of the Charter Amendment with the Secretary of State of the State of Delaware. See the form of Certificate of Amendment appended hereto as APPENDIX "A," "REASONS FOR CHARTER AMENDMENT; PROPOSED TRANSACTIONS" and "CERTAIN EFFECTS OF THE CHARTER AMENDMENT AND THE PROPOSED TRANSACTIONS."





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              REASONS FOR CHARTER AMENDMENT; PROPOSED TRANSACTIONS

         General. The Stockholders and the Board of Directors of the Company have approved the Charter Amendment to facilitate the consummation of the Proposed Transactions and to provide for additional authorized but unissued capital stock to be available to the Company for the purpose of raising capital, issuances in connection with acquisition transactions, employee compensation plans and other corporate purposes. The Proposed Transactions provide for (i) the issuance to JEDI of 9,600,000 shares of Series A Preferred Stock of the Company pursuant to the JEDI Purchase Agreement and (ii) the repurchase by the Company of 9,600,000 shares of Common Stock from Forseti pursuant to the Forseti Purchase Agreement. The Forseti Purchase Agreement will be closed immediately after the closing of the JEDI Purchase Agreement.

         Background. Forseti is the record and beneficial owner of 9,600,000 shares (the "Forseti Stock") of Common Stock (approximately 33% of the Company's current issued and outstanding Common Stock). Forseti's assets include the shares of Common Stock it holds and its 45% stock ownership interest in Capital House International Ltd., a company organized under the laws of Barbados ("CHIL").

         Forseti's original investment in the Company was arranged by Capital House A Finance and Investment Corporation, a corporation organized under the laws of Canada ("CHC") in 1989. CHC is a venture capital firm based in Ottawa, Ontario, Canada. CHC was founded by Messrs. Edward J. Munden, Ronald I. Benn and Bruce I. Benn. CHC has been active in arranging debt and equity capital in the European capital markets for the Company since 1995. Mr. Munden is Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Ronald Benn is the Chief Financial Officer of the Company and Mr. Bruce Benn is Executive Vice President and a director of the Company.

         In 1996, Forseti approached CHC about selling Forseti's entire interest in the Company due to tax planning and investment considerations of Forseti's indirect sole stockholder, a German investor. As fiduciaries of the Company, Messrs. Munden, and Benn were desirous of accomplishing Forseti's intent to divest its entire equity interest in the Company in an orderly fashion with a dual goal of achieving Forseti's intentions, but in a manner that would benefit the Company. On June 15, 1996, Forseti, Forseti's sole direct stockholder and CHC entered into an Agency Agreement (the "Agency Agreement") to facilitate the arrangement of a sale of the Forseti Stock to a third party. Pursuant to the Agency Agreement, CHC was granted broad powers to arrange a sale of the Forseti Stock. The Agency Agreement provided for certain compensation to CHC if such a sale was completed and the repayment of certain indebtedness owed by CHIL to a bank under a loan arranged by Forseti's sole stockholder (this loan was repaid in February 1997). Effective March 25, 1997, the Agency Agreement was terminated without any consideration paid or payable, directly or indirectly, to CHC or to Messrs. Munden, Benn or Benn, or to any partnership, corporation or other entity in which any of them has a financial interest.

         Commencing in the summer of 1996, CHC approached a number of possible buyers for the Forseti Stock. Ultimately discussions focused on EFC. EFC provides, among other services, financing in the energy industry. JEDI is a limited partnership between the California Public Employees' Retirement System and an affiliate of EFC. The purpose of the partnership is to invest in a diversified portfolio of energy related assets. CHC and Company management believe that





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having JEDI as a major stockholder in the Company would provide significant benefits to the Company. Among the significant benefits is management's belief that the Company's credibility and standing in the oil and gas industry will be enhanced by JEDI's investment in the Company. Further, the Company believes the relationship will provide the Company's other stockholders with the opportunity to benefit from EFC's experience, expertise, financial resources and innovative thinking as a sophisticated provider of financing in the energy industry. Most importantly, the Company's management believes that JEDI's interest will be closely aligned with the interests of the Company's other stockholders.

         Since December 1996 extensive negotiations have taken place concerning the pricing and a transaction structure. Enron Capital & Trade Resources, Corp., a Delaware corporation and an affiliate of EFC ("ECT") and the Company entered into a letter of intent dated as of February 4, 1997, setting forth certain proposed terms of the transaction. The letter of intent was non-binding, except for a mutually binding confidentiality provision and the agreement of the Company to reimburse ECT all of its legal fees, professional fees and other transaction costs incurred in the evaluation and negotiation of the proposed transaction and related agreements, whether or not the transaction closed. The letter of intent expired on February 14, 1997, other than as to the binding terms described in the preceding sentence.

         Prior to completion of the negotiations, it was determined the investment would be made through JEDI. The final transaction structure provides the desired liquidity for Forseti for all of its shares of Common Stock with an opportunity to be paid additional consideration in the future if the Company achieves certain negotiated financial benchmarks. At the same time JEDI can achieve a significant equity investment in the Company. The Company will facilitate the transaction by itself acquiring the Forseti Stock with funds invested in the Company by JEDI in exchange for the issuance of the Company's Series A Preferred Stock to JEDI.

         EIBOC. EIBOC holds of record 6,600,000 shares of Common Stock. Messrs. Munden, Benn and Benn have the sole beneficial interest in such shares. EIBOC received its shares of Common Stock from Norden Investments, Ltd. ("Norden") on March 27, 1997. Messrs. Munden, Benn and Benn had a beneficial interest in such shares when they were held by Norden. Norden retained 3,000,000 shares of Common Stock and a 45% stock ownership interest in CHIL. Prior to October 1996, the 9,600,000 shares of Common Stock held by Norden and the 9,600,000 shares of Common Stock owned by Forseti were held of record by CHIL.

         JEDI Transaction. JEDI has determined to make a substantial investment in the Company, on the terms described herein, to provide the Company with the capital to repurchase the Forseti Stock.

         The Company and JEDI have entered into the JEDI Purchase Agreement, pursuant to which JEDI has agreed to acquire at the closing under the JEDI Purchase Agreement 9,600,000 shares of Series A Preferred Stock, the JEDI
Warrants and the Robertson Warrants.   The Robertson Warrants are being granted
to JEDI as a form of maintenance right on the part of JEDI to acquire Common Stock in the future and maintain JEDI's proportionate ownership in the Company in relation to shares of Common Stock issued in late February 1997 to fund the Robertson acquisition. See "RECENT DEVELOPMENT." The aggregate consideration (excluding the exercise price in respect of the JEDI Warrants and the Robertson Warrants) cannot exceed $14,400,000 and consists of (i) $5,000,000 ($0.521 per share) cash at closing of the JEDI Purchase Agreement plus





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(ii) contingent cash payment obligations (up to an aggregate of $9,400,000).
All of such funds would be used by the Company to fund the Forseti transaction agreements. See "FORSETI TRANSACTION AGREEMENTS."

         In connection with the purchase by JEDI of the Series A Preferred Stock, the JEDI Warrants and the Robertson Warrants, the Company has agreed to grant JEDI certain maintenance rights and certain demand and piggyback registration rights with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the shares of Common Stock issuable upon exercise of the JEDI Warrants and the Robertson Warrants. Upon purchasing the Series A Preferred Stock at the closing, JEDI may designate a number of directors to the Company's Board of Directors, such that the percentage of the number of directors that JEDI may designate approximates the percentage voting power JEDI will have with respect to the Company's Common Stock. See "JEDI TRANSACTION AGREEMENTS."

         The terms of the JEDI Purchase Agreement and the other agreements to be entered into between the Company and JEDI are the product of arms-length negotiations.


         Forseti Transaction. The Company and Forseti have entered into the Forseti Purchase Agreement, pursuant to which the Company has agreed to repurchase at the closing under the Forseti Purchase Agreement, 9,600,000 shares of Common Stock owned by Forseti in exchange for (i) $5,000,000 ($0.521 per share) cash, (ii) the issuance by the Company of Class A Warrants to purchase 1,000,000 shares of Common Stock at an initial exercise price of $2.50 per share and Class B Warrants to purchase 2,000,000 shares of Common Stock at an initial exercise price of $2.50 per share, and (iii) contingent obligations (up to an aggregate of $9,400,000) to Forseti under the Forseti Earn Up Agreement, as described below. However, pursuant to the terms of the Forseti Earn Up Agreement, Forseti will not be able to both exercise the Forseti Warrants and receive full payment under the Forseti Earn Up. Instead, Forseti will have the option of either exercising the Forseti Warrants or receiving any payments due under the Forseti Earn Up Agreement. The aggregate consideration paid or payable by the Company to Forseti in respect of the repurchase of the Forseti Stock cannot exceed $14,400,000. This consideration will be funded only through the JEDI Purchase Agreement and the JEDI Earn Up Agreement. See "FORSETI TRANSACTION AGREEMENTS."

         The Company anticipates that the closings under the JEDI Purchase Agreement and the Forseti Purchase Agreement will occur contemporaneously, with the JEDI transaction closing first. Each agreement is dependent on consummation of the other.

         The Charter Amendment. The Certificate of Incorporation does not currently authorize the issuance of preferred stock. To consummate the Proposed Transactions, the Company must amend the Certificate of Incorporation to authorize a class of preferred stock. The Company has also determined to authorize additional shares of Common Stock.

         The Charter Amendment will (i) create a new class of preferred stock and authorize the issuance of an aggregate of 50,000,000 shares of Preferred Stock, of which, following closing of the JEDI Purchase Agreement, 9,600,000 shares will be issued and outstanding shares of Series A Preferred Stock, 9,600,000 shares will be authorized but unissued shares of Series B Preferred Stock, and 30,800,000 shares will be Undesignated Preferred Stock available for issuance by the Company in the future and (ii) authorize an additional





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60,000,000 shares of Common Stock (in addition to the 40,000,000 shares currently authorized under the Certificate of Incorporation). See "JEDI TRANSACTION AGREEMENTS -- Description of Series A Preferred Stock and Description of Series B Preferred Stock." As of April 1, 1997, there were 30,224,500 issued and outstanding shares of Common Stock and no shares of Common Stock held in treasury, leaving 9,775,500 shares of Common Stock authorized for issuance. Following completion of the Proposed Transactions, there would be an aggregate of 9,600,000 shares held in treasury and 69,775,500 shares of authorized and unissued shares of Common Stock. Any authorized but unissued or unreserved Common Stock and Undesignated Preferred Stock would be available for issuance at any time, on such terms and for such purposes as the Board of Directors may deem advisable in the future without further action by stockholders of the Company, except as may be required by law. The Board of Directors of the Company will have the authority to fix the rights, powers, designations, and preferences of the Undesignated Preferred Stock and to provide for one or more series of Undesignated Preferred Stock. The authority will include, but not be limited to, determination of the number of shares to be included in the series, dividend rates and rights, voting rights, if any, conversion privileges and terms, redemption conditions, redemption values, sinking funds and rights upon involuntary or voluntary liquidation. Except as described herein, the Company currently has no plans to issue shares of Undesignated Preferred Stock.

         The Board of Directors will file with the Secretary of State of the State of Delaware a Certificate of Designation to establish the rights, powers, designations and preferences of the Series A Preferred Stock (the "Series A Certificate of Designation"). In addition, the Board of Directors will file a Certificate of Designation to establish the rights, powers, designations and preferences of the Series B Preferred Stock (the "Series B Certificate of Designation"). The Charter Amendment will authorize the Board of Directors, without further stockholder approval, to approve the Series A Certificate of Designation and the Series B Certificate of Designation.

         The Company has sufficient authorized Common Stock to allow for the conversion of the Series A Preferred Stock and the exercise of the JEDI Warrants, the Robertson Warrants and the Forseti Warrants. However, the Company believes the increase in the authorized amount of Common Stock and the creation of the Preferred Stock is in the best interests of the Company and believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, dividends payable in stock in the Company, acquisitions of other companies or properties and implementation of employee benefits plans. Without the additional authorized shares, the Company believes that the Company's ability to take advantage of future growth opportunities through additional acquisition and financing transactions or participation in other types of transactions would be impaired.

         Expenses. The Company estimates it will incur approximately $_________ of expenses (including legal fees, printing fees and filing fees) in connection with this transaction. In addition, the Company must reimburse JEDI for approximately $_____ in out-of-pocket expenses (including legal fees, fees of environmental consultants and travel expenses). Forseti has agreed to reimburse the Company at closing for approximately $_______ of these expenses.

         Dissenters' Rights and Preemptive Rights. Stockholders have no dissenters' rights or preemptive rights in connection with the issuance of the Series A Preferred Stock or any of the warrants (or the Common Stock issuable upon exercise of the warrants).





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                 MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S
                   COMMON STOCK AND OTHER STOCKHOLDER MATTERS

         The principal United States market in which the Company's Common Stock has been traded is the Over the Counter market. The Company's common stock is quoted on the NASDAQ Electronic Bulletin Board (Symbol: "QSRI"). The Company has made application to NASDAQ to authorize the quotation of the Common Stock on The Nasdaq Small Cap Market. That application is pending.

         The following table sets forth the range of high and low closing bid prices for the Company's Common Stock on a quarterly basis since September 30, 1995 (first available quotation) as reported by the National Quotation Bureau, Inc. (which reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions). As of April __, 1997 the closing bid for the Company's Common Stock was $______ per share. The foregoing and following information should not be taken as an indication of the existence of an established public trading market for the Company's Common Stock.

                                                                  Bid Prices
                                                          -----------------------
        Quarter Ended                                        High          Low
                                                          ---------     ---------
        September 30, 1995  . . . . . . . . . . . . . .      $2.000        $2.000
        December 31, 1995 . . . . . . . . . . . . . . .       2.000         1.500
        March 31, 1996  . . . . . . . . . . . . . . . .       2.125         2.000
        June 30, 1996 . . . . . . . . . . . . . . . . .       2.250         2.000
        September 30, 1996  . . . . . . . . . . . . . .       2.125         2.125
        December 31, 1996 . . . . . . . . . . . . . . .       3.375         2.125
        March 31, 1997  . . . . . . . . . . . . . . . .       3.50          3.00
                                                          ---------     ---------
        June 30, 1997 (through April ___, 1997) . . . .
                                                          ---------     ---------

         The approximate number of record holders of the Company's Common Stock as of April 1, 1997 was ___________, inclusive of those brokerage firms and/or clearing houses holding common stock for their customers (with each such brokerage house and/or clearing house being considered as one holder). The aggregate number of shares of Common Stock outstanding as of April 1, 1997 was 30,224,500.

         Current management believes that the Company has not declared any cash dividends on its Common Stock since its inception in 1989. The Company has not declared any cash dividends on its Common Stock since current management assumed their positions in March 1995 and has no present intention of paying any cash dividends on its Common Stock in the foreseeable future. Instead, the Company intends to retain available cash for reinvestment in the Company's business. Under the terms of the Company's credit facility, cash dividends on its Common Stock can be paid only with the consent of Comerica Bank-Texas.






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                    CERTAIN EFFECTS OF THE CHARTER AMENDMENT
                         AND THE PROPOSED TRANSACTIONS

         Dilution. To the extent that 9,600,000 shares of Series A Preferred Stock are being issued to JEDI and 9,600,000 shares of Common Stock are being repurchased by the Company from Forseti, the holders of the Common Stock will experience no immediate dilution in their voting power as of the closing of the Proposed Transactions. However, holders of Common Stock may experience dilution in their voting power upon exercise of the JEDI Warrants, the Robertson Warrants or the Forseti Warrants. In addition, the holders of the Common Stock may experience dilution in their voting power as a result of any future issuance of shares of Common Stock or shares of Undesignated Preferred Stock having voting rights.

         Antitakeover Effect. As a result of JEDI's substantial ownership interest in the Company's securities, it may be more difficult for a third party to acquire control of the Company without JEDI's approval. In addition, the authority of the Board of Directors to issue the Undesignated Preferred Stock could have the effect of discouraging attempts to obtain control of the Company by means of a merger, tender offer, proxy contests or otherwise or could delay and make more costly any such attempt.

         No Net Increase in Capital. After giving effect to the expenses of the transaction, the sale of the Series A Preferred Stock and the repurchase of the Forseti Stock will not increase the Company's aggregate capital. Furthermore, all cash paid to the Company under the JEDI Purchase Agreement and JEDI Earn Up Agreement are dedicated solely to fulfill all payment obligations of the Company to Forseti under the Forseti Purchase Agreement and the Forseti Earn Up Agreement.

         Liquidation Preference of Series A Preferred Stock and Series B Preferred Stock. The Series A Preferred Stock and the Series B Preferred Stock (if and when issued) will have preference over the Common Stock in the case of the liquidation, dissolution or winding up of the Company. Under the Series A Certificate of Designation and the Series B Certificate of Designation, the Series A Preferred Stock and the Series B Preferred Stock (if and when issued), respectively, will be entitled to receive payment equal to the lesser of (i) $1.50 per share or (ii) $0.521 per share, plus the quotient obtained by dividing (i) the aggregate amount of all payments made, as of the date of the liquidation, dissolution or winding up, to the Company by JEDI pursuant to the JEDI Earn Up Agreement by (ii) 9,600,000, plus all accrued and unpaid dividends thereon before any payment will be made to the holders of the Common Stock.
See "JEDI TRANSACTION AGREEMENTS -- Description of Series A Preferred Stock -- Liquidation."

         Certain Rights of JEDI. Through the JEDI Purchase Agreement and the Series A Certificate of Designation, JEDI will have the benefit of various covenants of the Company into the future. See "JEDI TRANSACTION AGREEMENTS -- Description of JEDI Purchase Agreement -- Covenants." In addition, JEDI will have rights to elect one director of the Company's Board of Directors, based on the current size of the Company's Board of Directors. See "JEDI TRANSACTION AGREEMENTS -- Description of the Series A Preferred Stock -- Election of Directors." A breach of any of the covenants will, subject to certain grace periods, result in an Event of Default (as defined in the Series A Certificate of Designation). Depending upon the breach, JEDI has various remedies, including the right to receive dividends during the pendency of the breach, the right to elect a majority of the Board of Directors and the right to require the Company to repurchase the Series A Preferred Stock

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at a price equal to $5,000,000 plus JEDI's total payments under the JEDI Earn
Up Agreement as of the repurchase date. All of these rights will afford JEDI significant influence over the Company's business. See "JEDI TRANSACTION AGREEMENTS -- Description of Series A Preferred Stock - - Events of Default; Remedies."

         Class Voting. Approval of the holders of the Series A Preferred Stock, voting as a class, will be required to approve: (i) the amendment of any provision of the Company's Certificate of Incorporation or the Bylaws; (ii) the creation, authorization or issuance, or the increase in the authorized amount of, any class or series of shares ranking on a parity with or prior to the Series A Preferred Stock either as to dividends or upon liquidation, dissolution or winding up; (iii) the merger or consolidation of the Company with or into any other corporation or other entity or the sale of all or substantially all of the Company's assets; or (iv) the reorganization, recapitalization, or restructuring or similar transaction that requires the approval of the stockholders of the Company. See "JEDI TRANSACTION AGREEMENTS -- Description of Series A Preferred Stock -- Voting."

         Upon the occurrence of certain Events of Default (as defined below), JEDI would have the right to elect a majority of the Company's Board of Directors. See "JEDI TRANSACTION AGREEMENTS -- Description of Series A Preferred Stock -- Events of Default; Remedies."

         Maintenance Rights. JEDI will have certain maintenance rights to acquire shares of capital stock issuable by the Company. JEDI will have the additional right to defer exercising its maintenance right for up to one year by accepting a warrant to acquire such capital stock. See "JEDI TRANSACTION AGREEMENTS -- Description of the JEDI Purchase Agreement -- Maintenance Rights."

         Dividend. Upon the occurrence of an Event of Default, the Series A Preferred Stock to be issued to JEDI will be entitled to cumulative dividends, which will accrue at the rate of 6% of the liquidation preference per share of Series A Preferred Stock per annum. Further, unless all accrued and unpaid dividends are paid on the shares of Series A Preferred Stock, no cash dividends may be declared or paid on the shares of Common Stock or any junior securities and no shares of Common Stock or other junior securities may be redeemed or otherwise acquired for consideration. See "JEDI TRANSACTION AGREEMENTS -- Description of Series A Preferred Stock -- Events of Default; Remedies." Although current management believes that the Company has not declared any cash dividends since 1989, and the Company has not paid any cash dividends since current management assumed their positions in March 1995, this provision may impair the ability of the Company to pay cash dividends to holders of the Common Stock in the future.

         Potential Future Change of Control. Because the Company could issue a significant number of shares in connection with future financings or acquisitions, it is possible that a change of control of the Company could occur. Except for the issuance of the Series A Preferred Stock, the Series B Preferred Stock (if and when issued), the JEDI Warrants, the Robertson Warrants, the Forseti Warrants, and the Common Stock to be issued by the Company to raise $5,400,000 as required under the JEDI Purchase Agreement, there are at present no specific understandings, arrangements or agreements with respect to any future acquisitions or other transaction that would require the Company to issue any new shares of its Common Stock or Undesignated Preferred Stock.

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         Ability of Board of Directors to Approve Terms of Future Series of
Preferred Stock. Except as described herein with respect to the Series A Preferred Stock and the Series B Preferred Stock, it is not possible to state the actual effect of the Undesignated Preferred Stock on the rights of holders of Common Stock until the Board determines the rights and preferences of one or more series of the Undesignated Preferred Stock. However, such effects could include: (i) restrictions on dividends; (ii) dilution of the voting power to the extent that one or more classes or series of preferred stock were given voting rights; (iii) dilution of the equity interest of the Common Stock; and
(iv) restrictions upon distributions of assets to the holders of Common Stock upon liquidation or dissolution until the satisfaction of any liquidation preference of one or more classes or series of the Undesignated Preferred Stock. The Board of Directors could issue shares of Undesignated Preferred Stock with such rights and preferences that could discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. The Board of Directors could issue a series with rights more favorable with respect to dividends, liquidation and voting than those held by the holders of the Common Stock of the Company. The Board will make such determination regarding the Undesignated Preferred Stock without further stockholder authorization unless, in the Company's opinion, such approval is required or advisable.

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            INTEREST OF CERTAIN PERSONS IN THE PROPOSED TRANSACTIONS

         It is a condition of JEDI to its closing under the JEDI Purchase Agreement that each of Bruce I. Benn, Ronald I. Benn and Edward J. Munden enter into employment agreements with the Company on terms reasonably satisfactory to JEDI and effective upon the closing under the JEDI Purchase Agreement. Messrs. Bruce Benn and Munden are directors and officers of the Company (and also have a material beneficial interest in the Company) and Mr. Ronald Benn is an officer of the Company and has a material beneficial interest in the Company. See "JEDI TRANSACTION AGREEMENTS -- Description of the Employment Agreements." In addition, pursuant to the JEDI Purchase Agreement, the Company will covenant to enter into an employment agreement on or before June 30, 1997 with V. E. Butler, Vice President of the Company, or a person of comparable qualifications, reasonably acceptable to JEDI.

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                                 CAPITALIZATION

         The following table sets forth the historical capitalization of the Company at December 31, 1996, and as adjusted to give effect to the repurchase of the Forseti Stock and the issuance of the Series A Preferred Stock to JEDI. The following table does not give effect to (i) the exercise of any of the JEDI Warrants, the Robertson Warrants or the Forseti Warrants, (ii) the conversion of any shares of Series A Preferred Stock for shares of Series B Preferred Stock or Common Stock, (iii) the payment of any contingent amounts under the JEDI Earn Up Agreement and the Forseti Earn Up Agreement, (iv) the issuance of 660,000 shares of Common Stock on January 31, 1997, (v) the issuance of 1,237,500 shares of Common Stock issued on March 13, 1997 as partial consideration for the acquisition of the Acquired Properties, (vi) the issuance of 100,000 shares of Common Stock on January 31, 1997 as partial consideration for certain oil and gas properties or (vii) the issuance of 400,000 shares of Common Stock on February 28, 1997. This table should be read in conjunction with the Company's unaudited consolidated financial statements and the notes thereto included in the Company's Quarterly Report on Form 10-QSB for the quarter ended December
31, 1996. Stockholders should also refer to the Company's Registration Statement on Form 10-SB.

                                                                               December 31, 1996
                                                                               -----------------
                                                                           Actual              As Adjusted
                                                                        -------------       --------------
                                                                                  (unaudited)
Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  12,468,276         $  12,468,276
Long-term obligations, net of
current portion . . . . . . . . . . . . . . . . . . . . . . . . . .         2,602,387             2,602,387

Preferred Stock, $.01 par value, authorized 0 shares
(40,000,000 as adjusted); issued and outstanding 0 shares
(9,600,000 shares as adjusted)  . . . . . . . . . . . . . . . . . .              --                  96,000

Common Stock, $.0015 par value, authorized 40,000,000
shares (100,000,000 shares as adjusted); issued and
outstanding 27,827,000 shares (20,624,500 shares as adjusted) . . .            41,742                41,742

Treasury stock  . . . . . . . . . . . . . . . . . . . . . . . . . .              --              (5,000,000)

   Stockholders' equity:
   Additional paid-in capital . . . . . . . . . . . . . . . . . . .              --              11,090,569
   Accumulated deficit  . . . . . . . . . . . . . . . . . . . . . .        (2,489,222)           (2,489,222)

         Total stockholders' equity . . . . . . . . . . . . . . . .         3,739,089             3,739,089
         Total capitalization . . . . . . . . . . . . . . . . . . .     $  12,468,276         $  12,468,276
                                                                        =============         =============

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                          JEDI TRANSACTION AGREEMENTS

         Description of the JEDI Purchase Agreement. The following summary of the material provisions of the JEDI Purchase Agreement is not intended to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such agreement, a copy of which is filed with the Company's Report on Form 8-K dated March 27, 1997 and filed with the Securities and Exchange Commission (the "SEC").

                 Purchase of Series A Preferred Stock, JEDI Warrants and Robertson Warrants. Pursuant to the JEDI Purchase Agreement, JEDI will purchase 9,600,000 shares of Series A Preferred Stock, the JEDI Warrants and the Robertson Warrants in exchange for (i) the payment by JEDI to the Company of $5,000,000 cash; and (ii) the execution and delivery by JEDI of the JEDI Earn Up Agreement. See "JEDI TRANSACTION AGREEMENTS -- Description of the Series A Preferred Stock, Description of the JEDI Warrants, Description of the Robertson Warrants and Description of the JEDI Earn Up Agreement."

                 Certain Representations and Warranties. Under the JEDI Purchase Agreement, the Company has made certain representations and warranties to JEDI regarding the Company and its business, including (i) due corporate organization of the Company and its subsidiaries; (ii) the due authorization and issuance of the Series A Preferred Stock, the JEDI Warrants and the Robertson Warrants and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the exercise of the JEDI Warrants and the Robertson Warrants; (iii) the due authorization, execution, delivery and performance by the Company of the JEDI Purchase Agreement and related agreements and their enforceability; (iv) no conflict with or violation of the Company's Certificate of Incorporation or bylaws, any of the Company's agreements and applicable law; (v) required consents from governmental authorities or other third parties; (vi) the capital structure of the Company and its subsidiaries; (vii) employee benefit matters; (viii) the accuracy of reports and other documents filed by the Company with the SEC; (ix) the absence of certain changes to the Company's or its subsidiaries' business, financial condition, properties, liabilities, assets, results of operations or future business prospects; (x) compliance with laws; (xi) disclosure of pending and threatened litigation; (xii) payment of taxes; (xiii) environmental matters;
(xiv) adequacy of insurance; (xv) title to assets; (xvi) accuracy of books and records; (xvii) certain regulatory matters; (xviii) accuracy of financial statements and certain reserve reports; (xix) adequacy of permits and licenses;
(xx) title to intellectual property; (xxi) title to properties; (xxii) no undisclosed interested director transaction; (xxiii) no payments owed to brokers and finders; and (xxiv) no material misstatements in any disclosures to JEDI.

                 Under the JEDI Purchase Agreement, JEDI has made certain representations and warranties to the Company, including (i) due organization;
(ii) the due authorization, execution, delivery and performance by JEDI of the JEDI Purchase Agreement and related agreements and their enforceability; (v) no conflict with or violation of the JEDI's organizational documents, any of JEDI's agreements and applicable law; (vi) required consents from governmental authorities or other third parties; (vii) pending and threatened litigation; and (viii) certain investment representations.

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                 Conditions Precedent.  The JEDI Purchase Agreement provides that the obligations of the Company to consummate the transactions contemplated by the JEDI Purchase Agreement are subject to the fulfillment prior to or on the closing of certain conditions precedent, or the waiver thereof by the Company, including the following: (i) the representations and warranties of JEDI shall be true and correct in all material respects as of the closing date;
(ii) the issuance and purchase of the Series A Preferred Stock, the JEDI Warrants and the Robertson Warrants shall not be prohibited or enjoined by law nor shall any action seeking such prohibition or enjoinment be pending; (iii) the delivery of a legal opinion of JEDI's counsel; (iv) the Company shall have received a certificate of an officer of JEDI as to certain matters; (v) the Series A Certificate of Designation and the Series B Certificate of Designation shall have become effective under the General Corporation Law of the State of Delaware; (vi) JEDI shall have paid for the Series A Preferred Stock, the JEDI Warrants and the Robertson Warrants; (vii) JEDI shall have executed and delivered each of the JEDI Earn Up Agreement, the Registration Rights Agreement, the Stockholders Agreement, and the Letter Agreement; and (viii) the Company shall have received the consent of Comerica Bank-Texas to the transactions contemplated by the agreements.

         The JEDI Purchase Agreement provides that the obligations of JEDI to consummate the transactions contemplated by the JEDI Purchase Agreement are subject to the fulfilment prior to or on the closing of certain conditions precedent, or the waiver thereof by JEDI, including the following: (i) the representations and warranties of the Company shall be true and correct in all material respects as of the date of the closing; (ii) the Company shall have performed and complied in all material respects with all agreements contained in the JEDI Purchase Agreement required to be performed by the Company prior to or at the closing; (iii) delivery of a legal opinion of the Company's counsel;
(iv) the issuance and purchase of the Series A Preferred Stock, the JEDI Warrants and the Robertson Warrants shall not be prohibited or enjoined by law;
(v) JEDI shall have received an officer's certificate from the Company as to certain matters; (vi) the Company shall have executed and delivered each of the JEDI Earn Up Agreement, the Registration Rights Agreement, the Stockholders Agreement, the JEDI Warrants, the Robertson Warrants, and the Letter Agreement;
(vii) the Company shall have amended its Certificate of Incorporation and bylaws as set forth in the JEDI Purchase Agreement; (viii) the Company shall have filed the Series A Certificate of Designation and the Series B Certificate of Designation with the Secretary of State of the State of Delaware; (ix) the Management Services Agreement between the Company and CHC shall have been terminated and the Agency Agreement dated as of June 15, 1996 among Forseti and certain parties named therein shall have been terminated; (x) the Company shall have entered into certain employment agreements with each of Messrs. Munden, Benn and Benn; (xi) all of the conditions to the obligations of the Company and Forseti to consummate the transactions contemplated under the Forseti Purchase Agreement (other than conditions that are dependent on the closing under the JEDI Purchase Agreement) shall have occurred; (xii) the Company shall have paid certain of JEDI's expenses and paid ECT Securities Corp. amounts due and owing under the Letter Agreement; (xiii) JEDI's counsel shall be satisfied with proceedings taken in connection with certain matters; (xiv) the consummation of the transactions shall have occurred on or before June 15, 1997; (xv) EIBOC shall be the record owner of 6,600,000 shares of Common Stock and shall have entered into trust or similar arrangements related to the beneficial ownership of such shares, which arrangements are satisfactory to JEDI, and EIBOC shall have deposited such shares in escrow pursuant to an escrow agreement acceptable to JEDI; (xvi) JEDI shall have received from the legal owner of the stock of EIBOC and certain letters from the beneficial owners of stock of Forseti and
(xvii) the Company shall have received the consent of Comerica Bank-Texas to the transactions contemplated by the agreements.

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                 Covenants.  Pursuant to the JEDI Purchase Agreement, the
Company will covenant to: (i) use the entire cash proceeds received under the JEDI Purchase Agreement to repurchase the Forseti Stock under the Forseti Purchase Agreement; (ii) maintain its corporate existence and cause its subsidiaries to maintain their corporate existence; (iii) comply with applicable laws and cause its subsidiaries to do the same; (iv) maintain its properties and cause its subsidiaries to maintain their properties; (v) not materially change its accounting methods or permit its subsidiaries to change their accounting methods; (vi) allow JEDI the right to have notice of, and attendees at, the Company's Board of Directors' meetings; (vii) furnish to JEDI certain reports and accounts furnished to the Company's Board of Directors;
(viii) effect the placement of Common Stock with net proceeds to the Company of at least $5,400,000 commencing March 15, 1997 through December 31, 1997; (ix) deliver an officer's certificate to JEDI annually regarding compliance with the covenants; (x) provide JEDI with certain financial statements and reserve reports; (xi) use its best efforts to cause the Common Stock to be listed on THE NASDAQ Small Cap Market; (xii) use reasonable commercial efforts to cause the Common Stock, including the Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the JEDI Warrants and the Robertson Warrants, to be listed on THE NASDAQ National Market no later than March 15, 2003; (xiii) approve customary stock option and other benefit plans;
(xiv) no later than June 30, 1997, enter into an employment agreement with V. Ed Butler or a person with comparable qualifications reasonably acceptable to JEDI; (xv) not to amend the Forseti Purchase Agreement or related documents without the prior written consent of JEDI; and (xvi) use its best efforts to obtain the consent of Comerica Bank-Texas to the transactions contemplated by the agreement.

         In addition, the Company will covenant not, and not permit any of its subsidiaries, to engage in asset sales not in the ordinary course of business unless the asset sale is for not less than the fair market value of the assets sold and the consideration received by the Company or its subsidiary is at least 85% cash; provided, that the following are deemed to be cash for purposes of the covenant: (i) the amount of liabilities of the Company or a subsidiary assumed by the transferee; (ii) the amount of any notes or other obligations received by the Company or a subsidiary from such transferee converted into cash within 90 days of the closing of the sale and (iii) the fair market value of certain oil and gas properties and permitted business investments received by the Company or its subsidiaries from such transferee. Further, if the Company engages in an asset sale that is not in the ordinary course of business, then the Company shall repay indebtedness, if required, and if not so required, then within 60 days after the receipt of proceeds from such sale, the Company may apply the proceeds to reduce indebtedness, acquire a controlling interest in another oil and gas business or permitted business investment, make certain capital expenditures, purchase assets useful to the oil and gas business or retain cash for working capital.

         The Company will covenant not, and not permit any of its subsidiaries, to directly or indirectly enter into any transaction or series of related transactions involving aggregate consideration equal to or greater than $60,000 with any affiliate of the Company unless (i) the terms of the transaction are no less favorable to the Company than those that could have been obtained in a transaction with an unaffiliated party or an arms-length basis and (ii) the transaction is approved by a majority of disinterested directors of the Company; provided, that this covenant will not apply to customary compensation to officers, directors, and employees in the ordinary course of business, intercompany transactions, dividend payments, or the transactions contemplated by the Letter Agreement. See "JEDI TRANSACTION AGREEMENTS -- Description of the Letter Agreement."





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         The Company will also covenant to comply with substantially all of the provisions of Rule 4460 of the National Association of Securities Dealers, Inc.'s Bylaws. Pursuant to this covenant, the Company will be required to (i) distribute to its stockholders annual reports containing audited financial statements and quarterly reports containing statements of operating results,
(ii) maintain a minimum of two independent directors of the Company's Board of Directors, (iii) maintain an audit committee, a majority of the members of which are independent directors, (iv) hold an annual meeting of stockholders,
(v) solicit proxies and provide proxy statements for all meetings of stockholders, (vi) conduct an appropriate review of related party transactions on an ongoing basis, (vii) require stockholder approval prior to the adoption of certain stock option plans and prior to the issuance of designated securities that will result in a change of control of the Company or certain other issuances in connection with the acquisition of the stock or assets of another company or in connection with a transaction other than a public offering involving a significant amount of the Company's securities and (viii) not take any action that will have the effect of nullifying, restricting or disparately reducing the voting rights of the holders of the Company's Common Stock; provided, that the Company is not required to appoint two outside directors to the Company's Board of Directors until June 30, 1997 and is not required to establish an Audit Committee until June 30, 1997.

                 Maintenance Rights. The Company will grant JEDI the right to purchase its proportionate share of capital stock of the Company at the same price and on the same terms as the capital stock to be sold by the Company. From the date of the JEDI Purchase Agreement until December 31, 1998, if JEDI is entitled to exercise its maintenance rights, the Company shall issue to JEDI a warrant for the purchase of the capital stock that JEDI is entitled, but does not elect, to purchase. The exercise price of the maintenance warrant will be the value of the capital stock as of the date of the issuance of the maintenance warrant, and any maintenance warrant will be exercisable for a period of one year. JEDI will not have maintenance rights with respect to capital stock issued by the Company (i) pursuant to certain employee and director stock plans; (ii) in connection with a stock split or dividend on the Common Stock to all holders of Common Stock; (iii) pursuant to an offering pursuant to a registration statement filed with, and declared effective by, the SEC or (iv) upon exercise of the Forseti Warrants. Subject to certain exceptions, JEDI will not have maintenance rights with respect to the issuance of any rights, warrants or options to purchase shares of the Company's capital stock or other securities convertible into or exchangeable for shares of the Company's capital stock. JEDI's maintenance rights will terminate upon the earlier to occur of: (i) the date on which JEDI and its affiliates beneficially own less than 10 percent of the voting power of the outstanding voting capital stock of the Company; (ii) the date on which the Company completes an underwritten public offering of Common Stock that generates net proceeds to the Company of at least $25,000,000; and (iii) the date on which all shares of Series A Preferred Stock have been converted to Common Stock or otherwise are no longer outstanding.

                 Termination.  The JEDI Purchase Agreement may be terminated
(i) by the Company if the conditions to the Company's obligations under the JEDI Purchase Agreement have not been fulfilled by June 15, 1997; or (ii) by JEDI if the conditions to JEDI's obligations under the JEDI Purchase Agreement have not been fulfilled by June 15, 1997.

                 Indemnification. The JEDI Purchase Agreement provides that the Company will indemnify, defend and hold harmless JEDI to the fullest extent lawful from and against all losses, expenses, damages, deficiencies, liabilities, payments, penalties, litigation, demands, defenses, judgments, proceedings, costs, obligations, settlement costs, and





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attorneys', accountants' and other professional advisors' fees (including costs of investigation or preparation) ("Losses") arising out of or resulting from the breach of any representation, warranty, convent or agreement of the Company contained in the JEDI Purchase Agreement.

                 The JEDI Purchase Agreement provides that JEDI will indemnify, defend and hold harmless the Company to the fullest extent lawful from and against all Losses arising out of or resulting from the breach of any representation, warranty, covenant, obligation or agreement of JEDI contained in the JEDI Purchase Agreement.

                 Dispute Resolution. The JEDI Purchase Agreement provides that all disputes shall be submitted to non- binding mediation upon the request of the Company or JEDI. If the non-binding mediation does not resolve the disputes in question within 30 days after appointment of a mediator, the dispute shall be resolved by arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association.

                 Expenses. The Company will pay its own expenses and the out-of-pocket third party expenses reasonably incurred by JEDI in connection with the transactions contemplated by the JEDI Purchase Agreement.

         Description of Series A Preferred Stock. The Series A Certificate of Designation will authorize the issuance of up to 9,600,000 shares of Series A Preferred Stock. The following description of the rights, preferences and limitations of the Series A Preferred Stock is a summary only and is qualified in its entirety by reference to the entire text of the Series A Certificate of Designation which is an exhibit to the JEDI Purchase Agreement.

                 Voting. The holders of shares of Series A Preferred Stock will generally be entitled to vote (on an as-converted basis) as a single class with the holders of the Common Stock, together with all other classes and series of stock of the Company that are entitled to vote as a single class with the Common Stock, on all matters coming before the Company's stockholders. In any vote with respect to which the Series A Preferred Stock shall vote with the holders of Common Stock as a single class, each share of Series A Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number which could be cast in such vote by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock is convertible on the date of such vote.

         With respect to any matter for which class voting is required by law or the Company's Certificate of Incorporation, except as otherwise described herein, the holders of the Series A Preferred Stock will vote as a class and each holder shall be entitled to one vote for each share held.

         For so long as 960,000 shares of Series A Preferred Stock are outstanding, the following matters will require the approval of the holders of shares of Series A Preferred Stock, voting together as a separate class:

                 (i) the amendment of any provision of the Company's Certificate of Incorporation or the bylaws;

                 (ii) the creation, authorization or issuance, or the increase in the authorized amount of, any class or series of shares ranking on a parity with or prior to the Series A Preferred Stock either as to dividends or upon liquidation, dissolution or winding up;





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                 (iii)    the merger or consolidation of the Company with or
         into any other corporation or other entity or the sale of all or substantially all of the Company's assets; or

                 (iv) the reorganization, recapitalization, or restructuring or similar transaction that requires the approval of the stockholders of the Company.

                 Election of Directors. The holders of shares of Series A Preferred Stock shall have the right, acting separately as a class, to elect a
number of members to the Company's Board of Directors.   The number shall be a
number such that the quotient obtained by dividing such number by the maximum authorized number of directors is as close as possible to being equal to the percentage of the outstanding voting power of the Company entitled to vote generally in the election of directors represented by the outstanding shares of Series A Preferred Stock at the relevant time.

                 Conversion. A holder of shares of Series A Preferred Stock shall have the right, at the holder's option, to convert all or a portion of its shares into shares of Common Stock at any time at an initial rate of one share of Series A Preferred Stock for one share of Common Stock.

         The Series A Certificate of Designation provides for customary adjustments to the number of shares issuable upon conversion in the event of certain dividends and distributions to holders of Common Stock, certain reclassifications of the Common Stock, stock splits, and combinations and mergers and similar transactions.

         Immediately following such conversion, the rights of the holders of Series A Preferred Stock shall cease and the persons entitled to receive Common Stock upon the conversion of Series A Preferred Stock shall be treated as the owners of such Common Stock. The Company is required to maintain a reserve of authorized but unissued shares of Common Stock to permit the conversion of the Series A Preferred Stock in full.

         Concurrently with the transfer of any shares of Series A Preferred Stock to any person (other than a direct or indirect affiliate of JEDI or other entity managed by Enron Corp. or any of its affiliates), the shares of Series A Preferred Stock so transferred will automatically convert into a like number of shares of Series B Preferred Stock. See "JEDI TRANSACTION AGREEMENTS -- Description of Series B Preferred Stock."

                 Dividends. The holders of the shares of Series A Preferred Stock will be entitled to receive dividends, when, and as if declared by the Board of Directors, out of funds legally available therefor, any dividend (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into or exchangeable for, Common Stock) is payable on the Common Stock, as and when paid, in an amount equal to the amount each such holder would have received if such holder's shares of Series A Preferred Stock had been converted into Common Stock immediately prior to the record date, or if there is no record date, the date of payment thereof. The holders of Series A Preferred Stock will also have the right to certain dividends upon and during the continuance of an event of default. See "JEDI TRANSACTION AGREEMENTS -- Description of Series A Preferred Stock -- Events of Default; Remedies."





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                 Liquidation.  Upon the liquidation, dissolution or winding up of the Company, the holders of the shares of Series A Preferred Stock, before any distribution to the holders of Common Stock, will be entitled to receive
(i) an amount per share equal to the lesser of (A) $1.50 and (B) the sum of (x) $0.521 and (v) the quotient obtained by dividing (1) the aggregate amount of all payments made, as of the date of the liquidation, dissolution or winding up, to the Company by JEDI pursuant to the JEDI Earn Up Agreement by (2) 9,600,000, plus (ii) all accrued and unpaid dividends thereon. The holders of the shares of Series A Preferred Stock will not be entitled to participate further in the distribution of the assets of the Company.

                 Events of Default; Remedies. The Series A Certificate of Designation will provide that an Event of Default will be deemed to have occurred if the Company fails to comply with any of its covenants in the JEDI Purchase Agreement; provided, that the Company will have a 30-day cure period with respect to the non-compliance with certain covenants. See "JEDI TRANSACTION AGREEMENTS -- Description of JEDI Purchase Agreement -- Covenants." JEDI may waive any Event of Default.

         Upon the occurrence but only during the continuance of an Event of Default, the holders of Series A Preferred Stock will be entitled to receive, in addition to other dividends payable to holders of Series A Preferred Stock, when, as, and if declared by the Board of Directors, out of funds legally available therefor, cumulative preferential cash dividends accruing from the date of the Event of Default in an amount per share per annum equal to 6% of the Liquidation Preference in effect at the time of accrual of such dividends, payable quarterly in arrears on or before the 15th day after the last day of each calendar quarter during which such dividends are payable. Unless full cumulative dividends accrued on shares of Series A Preferred Stock have been or contemporaneously are declared and paid, no dividend may be declared or paid or set aside for payment on the Common Stock or any other junior securities (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into or exchangeable for, Common Stock or any other junior securities), nor shall any Common Stock nor any other junior securities be redeemed, purchased or otherwise acquired for any consideration nor may any monies be paid to or made available for a sinking fund for the redemption of any shares of any such securities.

         Upon the occurrence and during the continuance of an Event of Default resulting from the failure to comply with certain covenants, the holders of shares of Series A Preferred Stock will have the right, acting separately as a class, to elect a number of persons to the Board of Directors of the Company, that along with any members of the Board of Directors who are serving at the time of such action, will constitute a majority of the Board of Directors.

         Upon the occurrence of an Event of Default resulting from the failure to comply with certain covenants, each holder of shares of Series A Preferred Stock will have the right, by written notice to the Company, to require the Company to repurchase, out of funds legally available therefor, such holder's shares of Series A Preferred Stock for an amount in cash equal to the Liquidation Preference in effect at the time of the Event of Default.

         Description of Series B Preferred Stock.    The Series B Certificate
of Designation will authorize the issuance of up to 9,600,000 shares of Series B Preferred Stock. The following description of the rights, preferences and limitations of the Series B Preferred Stock is a summary only and is qualified in its entirety by reference to the entire text of the Series B Certificate of Designation which is an exhibit to the JEDI Purchase Agreement. The terms of the Series B Preferred Stock are substantially similar to those of the Series A Preferred





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Stock except that the holders of Series B Preferred Stock will not (i) have class voting rights except as required under Delaware corporate law, (ii) be entitled to any remedies upon an event of default or (iii) be entitled to elect any directors of the Company, voting separately as a class.

         Description of the JEDI Warrants. Pursuant to the JEDI Purchase Agreement, at the closing under such agreement, the Company shall issue the JEDI Warrants for the purchase of Common Stock of the Company. The JEDI Warrants will be exercisable commencing on October 1, 1998 and ending on December 31, 1998. At the time of exercisability, the JEDI Warrants shall be exercisable for the number of shares of Common Stock (or amount of other property) equal to the number of shares of Common Stock (or amount of other property), as adjusted from time to time pursuant to the JEDI Warrants, which would have been received upon the exercise on the Election Date (as defined in the Forseti Earn Up Agreement) of the Forseti Warrants that are deliverable by Forseti to the Company pursuant to the Forseti Earn Up Agreement. The JEDI Warrants may be exercised in full or in part by means of payment of the exercise price (initially $2.50 per share of Common Stock in cash). The JEDI Warrants provide for customary adjustments to the exercise price and number of shares to be issued in the event of certain dividends and distributions to holders of Common Stock, stock splits, combinations and mergers. The JEDI Warrants also include customary provisions with respect to, among other things, reservation of shares of Common Stock for issuance upon exercise of the JEDI Warrants, mutilated or lost warrant certificates, and notices to holder(s) of the JEDI Warrants.

         Description of the Robertson Warrants. Pursuant to the JEDI Purchase Agreement, at the closing under such agreement, the Company shall issue the Robertson Warrants for the purchase of 409,839 shares of Common Stock of the Company. The Robertson Warrants will be exercisable for a period of one year, commencing on the date of issuance. The Robertson Warrants may be exercised in full or in part by means of payment of the exercise price (initially $1.85 per share of Common Stock in cash). The Robertson Warrants provide for customary adjustments to the exercise price and number of shares to be issued in the event of certain dividends and distributions to holders of Common Stock, stock splits, combinations and mergers. The Robertson Warrants also include customary provisions with respect to, among other things, reservation of shares of Common Stock for issuance upon exercise of the Robertson Warrants, mutilated or lost warrant certificates, and notices to holder(s) of the Robertson Warrants.

         Description of the Stockholders Agreement. Pursuant to the JEDI Purchase Agreement, at the closing under such agreement, EIBOC, Bruce I. Benn, Ronald I. Benn, Edward J. Munden and JEDI will enter into the Stockholders Agreement. Pursuant to the Stockholders Agreement, each of EIBOC, Bruce I. Benn, Ronald I. Benn, Edward J. Munden and Robert P. Lindsay will agree to certain restrictions on the transfer of shares of the 6,600,000 shares of Common Stock held by EIBOC, and JEDI will agree to certain restrictions on the transfer of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (including the Series A Preferred Stock, the JEDI Warrants and the Robertson Warrants) held by JEDI.

         Pursuant to the Stockholders Agreement, each of EIBOC and Bruce I. Benn, Ronald I. Benn, Edward J. Munden and Robert P. Lindsay (collectively the "Management Stockholders") will covenant not to transfer, nor to authorize the transfer of, any of the 6,600,000 shares of Common Stock in which they have or may acquire a beneficial interest except by will or the laws of descent and





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distribution or otherwise by operation of law or judicial decree or as permitted by the Stockholders Agreement.

         The Stockholders Agreement will permit EIBOC and the Management Stockholders to make the following transfers of shares of Common Stock after October 1, 1997: (i) EIBOC and the Management Stockholders in the aggregate may transfer shares of Common Stock provided that the number of shares of Common Stock to be transferred together with all shares of Common Stock transferred by EIBOC and the Management Stockholders during the preceding 12 months does not exceed the lesser of (x) four percent of the outstanding shares of Common Stock, (y) four times the average weekly reported volume of trading, excluding any trades made by a Management Stockholder on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of transfer or (z) four times the average weekly volume of trading, excluding any trades made by a Management Stockholder, in Common Stock reported through the consolidated transaction reporting system, contemplated by Rule 11Aa3-1 under the Securities Exchange Act of 1934, as amended, during the four week period specified in clause (y); and (ii) EIBOC and the Management Stockholders may transfer shares of Common Stock in a registered underwritten public offering of Common Stock; provided, that neither EIBOC nor any Management Stockholder may transfer shares of Common Stock if after the transfer EIBOC and the Management Stockholders would beneficially own less than 4,950,000 shares of Common Stock in the aggregate, subject to certain adjustments for stock splits, combinations, and stock dividends.

         Pursuant to the Stockholders Agreement, JEDI will agree that until the second anniversary of the date of the Stockholders Agreement, and except pursuant to its registration rights under the Registration Rights Agreement, JEDI will not transfer any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (a "Common Stock Equivalent") to any person that is not an affiliate of JEDI except in blocks of at least 600,000 shares of Common Stock or blocks of Common Stock Equivalents that are convertible into or exchangeable or exercisable for at least 600,000 shares of Common Stock.

         Pursuant to the Stockholders Agreement, JEDI will agree that until the second anniversary of the date of the Stockholders Agreement and except pursuant to its registration rights under the Registration Rights Agreement, JEDI will not transfer any shares of Common Stock or Common Stock Equivalents to a person that is not an affiliate of JEDI without first giving the Company and the Management Stockholders a right of first refusal to purchase the shares of Common Stock or Common Stock Equivalents. Pursuant to the right of first refusal, the Company will have the first right, which must be exercised within 30 days after receipt of notice of the proposed transfer, to purchase the shares of Common Stock or Common Stock Equivalents to be transferred. If the Company does not elect to acquire the shares of Common Stock or Common Stock Equivalents to be transferred, the Management Stockholders (if the Management Stockholders own in the aggregate more than 10% of the voting power of the Company's capital stock) will have the right to purchase such securities if the Management Stockholders notify JEDI of such election within 30 days after the Company's receipt of notice of the proposed transfer.





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         Pursuant to the Stockholders Agreement, EIBOC and the Management
Stockholders will make certain representations and warranties to JEDI, and EIBOC will covenant not to issue any capital stock, permit its capital stock to be transferred or enter into any agreement relating to the issuance of its capital stock or engage in any business or activity other than the ownership of 6,600,000 shares of Common Stock.

         Pursuant to the Stockholders Agreement, the 6,600,000 shares of Common Stock owned by EIBOC and all of the outstanding shares of capital stock of EIBOC (i) will be deposited in escrow pursuant to escrow agreements mutually acceptable to EIBOC, the Management Stockholders and JEDI, and (ii) will be held in escrow until the earlier of the transfer of the 6,600,000 shares of Common Stock owned by EIBOC in accordance with the Stockholders Agreement to a person other than a Management Stockholder or related party and the termination of the Stockholders Agreement.

         Pursuant to the Stockholders Agreement, EIBOC will grant to the Management Stockholders an irrevocable proxy to vote the 6,600,000 shares of Common Stock owned by EIBOC.

         The Stockholders Agreement will terminate on the earlier of (i) the fifth anniversary of the date of the Stockholders Agreement or (ii) the date on which JEDI and its affiliates beneficially own in the aggregate less than 10% of the voting power of the Company's capital stock.

         Description of the Registration Rights Agreement. The Common Stock issuable upon conversion of the Series A Preferred Stock or upon exercise of the JEDI Warrants or the Robertson Warrants will not be registered with the SEC and therefore, will be, when issued, restricted securities. The JEDI Purchase Agreement provides that at the closing under the agreement the Company shall enter into a Registration Rights Agreement with JEDI pursuant to which JEDI will be entitled to certain additional rights with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of Common Stock issuable upon conversion of Series A Preferred Stock or upon exercise of the JEDI Warrants or the Robertson Warrants (the "Registrable Securities").

         The Registration Rights Agreement provides for demand and piggyback registration rights. A holder of Registrable Securities (a "Holder") or Holders who hold at least a majority of the Registrable Securities may demand registration up to 3 times; provided that the proposed aggregate offering proceeds from the sale of such Holder or Holders portion of Registrable Securities is at least $1,000,000. Generally, the Company bears the expense of the demand registration statements, while the selling Holders bear selling expenses such as underwriting fees and discounts. The Registration Rights Agreement also provides for unlimited piggyback registration rights. That is, in the event that the Company proposes to register the sale for cash of any of its securities under the Securities Act for its own account, or for the account of any other person, the holders will be entitled to include Registrable Securities in any such registration, subject to the right of the managing underwriter of any such offering under certain circumstances to exclude some or all of such Registrable Securities from such registration. The Company generally bears the expense of any piggyback registration statement, while selling holders generally bear selling expenses such as underwriting fees and discounts. The Registration Rights Agreement also includes customary indemnification and contribution provisions, and with regard to demand registration rights, a provision allowing the Company to postpone filing or the declaration of effectiveness of an applicable registration statement for up to an aggregate of 90 days if at





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the relevant time the Company is engaged in a firm commitment underwritten public offering in which Registrable Securities may be included or for up to an aggregate of 60 days if there exists information the disclosure of which would be materially harmful to the Company. The Company will no longer be obligated to register the Registrable Securities upon disposition pursuant to Rule 144 under the Securities Act, the eligibility of disposal under Rule 144(k) under the Securities Act or a registration statement covering such Registrable Security has been declared effective by the SEC and such Registrable Security has been issued, sold or disposed of pursuant to such effective registration statement. JEDI may transfer its registration rights (including demand registration rights that JEDI has not exercised) to a third party but may not transfer more than one demand registration right.

         Description of the JEDI Earn Up Agreement. Pursuant to the JEDI Purchase Agreement, the Company and JEDI will enter into, at the closing of the transactions under the JEDI Purchase Agreement, the JEDI Earn Up Agreement. On or prior to October 15, 1998, subject to the limitations in the JEDI Earn Up Agreement and against delivery by Forseti to the Company of the Forseti Warrants and a statutory declaration as to certain matters, JEDI shall pay the Company the Earn Up Amount. The Earn Up Amount cannot exceed the amount defined as the "Earn Up Amount" under the Forseti Earn Up Agreement.

         The "Earn Up Amount" is a dollar amount equal to the amount, if any, by which (i) the sum of the Class A Amount and the Class B Amount exceeds (ii) the Warrant Transfer Amount; provided, that in no event shall the Earn Up Amount exceed $9,400,000.

         The "Class A Amount" is a dollar amount equal to the product of (i) the Value (not to exceed $1.50) less $1.25, multiplied by (ii) 9,600,000; provided, that in no event shall the Class A Amount be greater than $2,400,000; and if the Class A Amount is zero or a negative number, the Class A Amount shall be deemed to be zero.

         The "Class B Amount" is a dollar amount equal to the product of (i) the Value (not to exceed $1.25) less $0.521, multiplied by (ii) 9,600,000; provided, that in no event shall the Class B Amount be greater than $7,000,000; and if the Class B Amount is zero or a negative number, the Class B Amount shall be deemed to be zero.

         The "Warrant Transfer Amount" is a dollar amount equal to the greatest of (i) the product of (x) $3.50 multiplied by (y) the aggregate number of Forseti Warrants transferred by Forseti before the Payment Date; (ii) the aggregate gross proceeds that Forseti has received or is entitled to receive from the transfer of all of the Forseti Warrants transferred by Forseti before the Payment Date; and (iii) the difference between the average bid price of the Company's shares of Common Stock for the 21-day period ending on September 30, 1998 less $2.50, multiplied by the number of Forseti Warrants transferred by Forseti before the Payment Date.

         "Value" means the product of the Price, multiplied by 0.60; provided, that if (i) the Common Stock is quoted on The Nasdaq National Market at the Election Date and (ii) the average daily trading volume of the Company's shares of Common Stock for the 21-day period ending on the Election Date is at least 50,000 shares per day (excluding trading of shares in any accounts controlled by the Company or Forseti or their respective affiliates, and provided, that if on any of the 21 days the trading volume is greater than 300,000 shares, then only





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300,000 shares on such days may be used in calculating the average), then Value means the product of the Price, multiplied by 0.75.

     "Price" means, if:

             (Price(1) - Price(2))
                                    Less than or equal to 0.1, then
                                    (Price(1) + Price(2))/2;
             ----------------------
             Greater of Price(1) or Price(2)


     provided, that if:

             (Price(1) - Price(2))
                                    Greater than 0.1, then the Company and JEDI
             ----------------------
             Greater of Price(1) or Price(2)

shall negotiate the Price; provided, further, that if the Price has not been negotiated within 5 business days after the determination of Price1 and Price2, then the determination of the Price shall be submitted to nonbinding mediation and arbitration in accordance with the JEDI Earn Up Agreement. Notwithstanding anything to the contrary in the JEDI Earn Up Agreement, under no circumstances can the Price be higher than the higher of Price1 and Price2 or be less than the lower of Price1 and Price2.


"Price(1)" = (1.1 * SEC PV(10)) - Indebtedness + Consolidated Working Capital
             -----------------------------------------------------------------
             Outstanding Shares


"Price(2)" = (6.0 * EBITDA) - Indebtedness + Consolidated Working Capital
             -----------------------------------------------------------------
             Outstanding Shares


         The parties must first attempt to resolve disputes under the JEDI Earn Up Agreement pursuant to non-binding mediation. Disputes that are not resolved pursuant to non-binding mediation shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

         The JEDI Earn Up Agreement will terminate upon the earlier of (i) a transfer of any Forseti Warrants in violation of the restrictions on transfer in the Forseti Purchase Agreement, (ii) the election by Forseti to retain the Forseti Warrants pursuant to the Forseti Earn Up Agreement, (iii) the transfer of all of the Forseti Warrants, (iv) upon the transfer of any ownership interest in Forseti or any entity controlling Forseti where the purpose of the transfer is to realize or receive cash, securities or any other property as consideration for the Forseti Warrants without transferring the Forseti Warrants and (v) as of the Election Date or the Payment Date, the individual, who as of the date of the Forseti Earn Up Agreement owned directly or indirectly all of the ownership interests of Forseti and each entity controlling Forseti does not own, directly or indirectly, all of the ownership interests of Forseti and each entity controlling Forseti.

         Description of the Letter Agreement. Pursuant to the JEDI Purchase Agreement, at the closing under such agreement, the Company and ECT Securities Corp., a Delaware corporation and an affiliate of the general partner of JEDI ("ECT Securities Corp."), shall enter into a letter agreement (the "Letter Agreement"). Pursuant to the Letter Agreement, the Company will retain ECT Securities Corp. to act as the Company's advisor and provide consultation, assistance and advice to the Company with respect to certain of its operations





                                      -29-
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and properties.  In consideration for such services, the Company will pay ECT
Securities Corp. an annual fee, payable quarterly in arrears, of $100,000 during the term of the Letter Agreement; provided, however, that $100,000 will be due and payable at closing of the Proposed Transactions. The term of the Letter Agreement will be five years, subject to earlier termination if JEDI's ownership of voting capital stock of the Company should decrease to less than 10% of the Company's voting capital stock. ECT Securities Corp. may terminate the Letter Agreement effective as of the end of any calendar quarter of the Company upon written notice not less than 30 days before the date on which such termination is to be effective. The Letter Agreement includes customary provisions for indemnification of ECT Securities Corp.

         Employment Agreements.   Pursuant to the JEDI Purchase Agreement, at
the closing under such agreement, the Company shall enter into an employment agreement (the "Employment Agreement") with each of Bruce I. Benn, Ronald I. Benn and Edward J. Munden as a condition to the closing under the JEDI Purchase Agreement. The term of each Employment Agreement will be six months. Pursuant to the Employment Agreement, each of Messrs. Benn, Benn and Munden will be employed in his current position with the Company and will be entitled to a base salary equal to $10,000 per month plus such other compensation and employee benefit plans and programs implemented by the Company after the date of the Employment Agreement. The Company will have the right to terminate employment under the Employment Agreement for cause (as defined) or upon the death or disability of the employee. Each of Messrs. Benn, Benn and Munden will be entitled to terminate the Employment Agreement at any time for any reason; provided, that none of Messrs. Benn, Benn or Munden will be entitled to any compensation or benefits following such termination. The Employment Agreement will include customary confidentiality and noncompetition provisions.





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                         FORSETI TRANSACTION AGREEMENTS

         Description of the Forseti Purchase Agreement. The following summary of the material provisions of the Forseti Purchase Agreement is not intended to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such agreement, a copy of which is filed as an exhibit to the Company's Report on Form 8-K dated March 27, 1997 and filed with the SEC.

                 Repurchase of Common Stock; Issuance of Forseti Warrants. Pursuant to the Forseti Purchase Agreement, the Company will repurchase from Forseti 9,600,000 shares of the Company's Common Stock owned by Forseti in exchange for (i) the payment by the Company to Forseti of $5,000,000 cash; (ii) the issuance by the Company to Forseti of the Forseti Warrants; and (iii) the execution and delivery by the Company of the Forseti Earn Up Agreement. See "FORSETI TRANSACTION AGREEMENTS -- Description of the Forseti Warrants and Description of the Forseti Earn Up Agreement."

                 Certain Representations and Warranties. Under the Forseti Purchase Agreement, the Company has made certain representations and warranties to Forseti, including (i) due corporate organization; (ii) the due authorization, issuance and enforceability of the Forseti Warrants and the shares of Common Stock issuable upon exercise of the Forseti Warrants; (iii) the due authorization, execution, delivery and performance by the Company of the Forseti Purchase Agreement and related agreements and their enforceability;
(iv) no conflict with or violation of the Company's Certificate of Incorporation or bylaws, any of the Company's agreements or applicable law; and
(v) required consents from governmental authorities or other third parties.

                 Under the Forseti Purchase Agreement, Forseti has made certain representations and warranties to the Company, including (i) due corporate organization; (ii) title to the 9,600,000 shares of Common Stock; (iii) the due authorization, execution, delivery and performance by Forseti of the Forseti Purchase Agreement and related agreements and their enforceability; (iv) no conflict with or violation of Forseti's organizational documents, any of Forseti's agreements or applicable law or alternative dispute resolution; (v) required consents from governmental authorities or other third parties; (vi) no litigation; (vii) absence of brokers or finders; (viii) no interested director transactions; and (ix) certain investment representations, including that Forseti is not a U.S. person within the meaning of Regulation S, promulgated under the Securities Act.

                 Restrictions on Transfer of the Forseti Warrants and Warrant Shares. The Forseti Purchase Agreement provides that the holder of the Forseti Warrants or the shares of Common Stock issuable upon the exercise of the Forseti Warrants (the "Warrant Shares") may not transfer or exercise the Forseti Warrants or Warrant Shares except in accordance with the Forseti Purchase Agreement and the Forseti Warrants.

                 The agreement permits a transfer of the Forseti Warrants or Warrant Shares (i) with the Company's prior written consent or (ii) the transfer occurs after the first anniversary of the closing under the Forseti Purchase Agreement, provided, that, in either case certain conditions are met, including, without limitation, that (a) the transfer is in compliance with Regulation S promulgated under the Securities Act, (b) Forseti delivers certain notices to the Company, and (c) any transfer of the Forseti Warrants must involve at least 100,000 warrants. To ensure compliance with the transfer restrictions, at the closing under the Forseti Purchase Agreement, the Forseti Warrants will be deposited in escrow





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pursuant to the Escrow Agreement among the Company, Forseti, and an escrow agent acceptable to the Company and Forseti (the "Escrow Agreement"). See "FORSETI TRANSACTION AGREEMENTS -- Description of the Escrow Agreement." The Company and Forseti shall send a notice to the escrow agent to release the Forseti Warrants if the Company and Forseti determine that the proposed transfer is in compliance with the Forseti Purchase Agreement.

                 If at any time on or before September 30, 1998 the Company identifies a proposed transferee of the Forseti Warrants who is willing to purchase for cash at least 100,000 of the Forseti Warrants at a price of at least $2.40 per Class A Warrant and $3.50 per Class B Warrant and the Company determines that the proposed transfer would be in compliance with the transfer restrictions in the Forseti Purchase Agreement, then Forseti will be required to transfer the Forseti Warrants to the transferee identified by the Company upon notice by the Company.

                 Conditions Precedent. The Forseti Purchase Agreement provides that the obligations of the Company to consummate the transactions contemplated by the Forseti Purchase Agreement are subject to the fulfillment prior to or on the closing of certain conditions precedent, or the waiver thereof by the Company, including the following: (i) the representations and warranties of Forseti shall be true and correct in all material respects as of the closing;
(ii) Forseti shall have performed and complied in all material respects with all agreements contained in the Forseti Purchase Agreement required to be performed by Forseti prior to or at the closing; (iii) the closing under the JEDI Purchase Agreement shall have occurred; (iv) the Company shall have adequate surplus for the repurchase; and (v) Forseti shall have executed and delivered a release and certain other documents to the Company.

                 The Forseti Purchase Agreement provides that the obligations of Forseti to consummate the transactions contemplated by the Forseti Purchase Agreement are subject to the fulfilment prior to or on the closing of certain conditions precedent, or the waiver thereof by Forseti, including the following: (i) the representations and warranties of the Company shall be true and correct in all material respects as of the closing; (ii) the Company shall have performed and complied in all material respects with all agreements contained in the Forseti Purchase Agreement required to be performed by the Company prior to or at the closing; (iii) the Company shall have delivered the Forseti Earn Up Agreement, the Escrow Agreement and the Forseti Warrants to Forseti; (iv) the Company shall have delivered an opinion of its counsel to Forseti; and (v) Forseti shall have received or obtained all required consents, approvals, permits and waivers from governmental entities and other third parties required to consummate the transactions contemplated by the Forseti Purchase Agreement.

                 Termination.  The Forseti Purchase Agreement may be terminated
(i) at any time before closing under the JEDI Purchase Agreement by the mutual written consent of the Company and Forseti; (ii) at any time before the closing under the JEDI Purchase Agreement by the Company or Forseti if the transactions contemplated by the Forseti Purchase Agreement have not been consummated and such failure to consummate is not caused by breach of the Forseti Purchase Agreement; or (iii) at any time following termination of the JEDI Purchase Agreement.





                                      -32-
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                 If the Forseti Purchase Agreement is terminated as provided above, then the fees and expense provision will remain in effect and the termination shall be without liability or further obligation of either the Company or Forseti to the other party to the Forseti Purchase Agreement, except that no such termination shall relieve any party from liability or a prior breach of the Forseti Purchase Agreement.

                 Indemnification. The Forseti Purchase Agreement provides that the Company will indemnify, defend and hold harmless Forseti and certain related parties to the fullest extent lawful from and against all losses, expenses, damages, deficiencies, liabilities, payments, penalties, litigation, demands, defenses, judgments, proceedings, costs, obligations, settlement costs, and attorneys', accountants' and other professional advisors' fees (including costs of investigation or preparation) ("Losses") arising out of or resulting from the breach of any representation, warranty, covenant or agreement of the Company contained in the Forseti Purchase Agreement or related documents.

                 The Forseti Purchase Agreement provides that Forseti will indemnify, defend and hold harmless the Company and certain related parties to the fullest extent lawful from and against all Losses arising out of or resulting from the breach of any representation, warranty, covenant or agreement of Forseti contained in the Forseti Purchase Agreement or related documents.

                 Dispute Resolution. The Forseti Purchase Agreement provides that all disputes shall first be subject to non-binding mediation, and if such disputes are not resolved by non-binding mediation, such disputes shall be governed by arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association.

                 Expenses. Forseti will pay its own expenses and the reasonable expenses of the Company in connection with the transactions contemplated by the Forseti Purchase Agreement.

         Description of the Forseti Warrants. Pursuant to the Forseti Purchase Agreement, at the closing under such agreement, the Company shall issue the Forseti Warrants to Forseti. The Class A Warrants will be exercisable for an aggregate of 1,000,000 shares of Common Stock. The Class A Warrants will be exercisable from their date of issuance (subject to Regulation S and the Forseti Purchase Agreement) and shall expire December 31, 1998; provided, that any of the Class A Warrants held by Forseti on the Election Date will expire on the Election Date (as defined in the Forseti Earn Up Agreement) unless Forseti elects to retain the Class A Warrants under the Forseti Earn Up Agreement. The Class A Warrants may be exercised in full or in part by means of payment of the exercise price (initially $2.50 per share of Common Stock) in cash (the "Class A Warrant Shares"). If the Class A Warrants are exercised only in part, they must be exercised for the purchase of at least 100,000 shares of Common Stock. The Class A Warrants provide for customary adjustments to the exercise price and/or number of shares to be issued in the event of certain dividends and distributions to holders of Common Stock, stock splits or combinations and reclassifications. The Class A Warrants also make provision for warrant holders to receive certain items in exchange for the Class A Warrants in the event of certain combinations, mergers, consolidations, substantial asset sales and similar transactions. The Class A Warrants also include customary provisions with respect to, among other things, reservation of Warrant Shares, mutilated or lost warrant certificates, and notices to holder(s) of the Class A Warrants. The Class A Warrants will be subject to transfer restrictions as described above under "FORSETI TRANSACTION AGREEMENTS -- Forseti Purchase Agreement -- Restrictions on Transfer."





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         The Class B Warrants will be exercisable for an aggregate of 2,000,000 shares of Common Stock. The Class B Warrants will be exercisable from their date of issuance (subject to Regulation S and the Forseti Purchase Agreement) and shall expire on December 31, 1998; provided, that any Class B Warrants held by Forseti on the Election Date (as defined in the Forseti Earn Up Agreement) will expire on the Election Date unless Forseti elects to retain the Class B Warrants under the Forseti Earn Up Agreement. The Class B Warrants may be exercised in full or in part by means of payment of the exercise price (initially $2.50 per share of Common Stock) in cash (the "Class B Warrant Shares"). If the Class B Warrants are exercised only in part, they must be exercised for the purchase of at least 100,000 shares of Common Stock. The Class B Warrants provide for customary adjustments to the exercise price and/or number of shares to be issued in the event of certain dividends and distributions to holders of Common Stock, stock splits or combinations and reclassifications. The Class B Warrants also make provision for warrant holders to receive certain items in exchange for their Class B Warrants in the event of certain combinations, mergers, consolidations, substantial asset sales and similar transactions. The Class B Warrants also includes customary provisions with respect to, among other things, reservation of Warrant Shares, mutilated or lost warrant certificates, and notices to holder(s) of the Class B Warrants. The Class B Warrants will be subject to transfer restrictions as described above under "FORSETI TRANSACTION AGREEMENTS -- Forseti Purchase Agreement -- Restrictions on Transfer."

         Description of the Forseti Earn Up Agreement. Pursuant to the Forseti Purchase Agreement, the Company and Forseti will enter into, at the closing of the transactions under the Forseti Purchase Agreement, the Forseti Earn Up Agreement. Pursuant to the Forseti Earn Up Agreement, on the later of September 30, 1998 or the date that is 14 days after the date that the Company notifies Forseti to request his election (the "Election Date"), Forseti will elect whether to (i) accept payment of the Earn Up Amount (in which event Forseti may not exercise or transfer the Forseti Warrants that have not been previously exercised or transferred) or (ii) retain the Forseti Warrants that have not been previously exercised or transferred (in which event the Company is not obligated to pay Forseti the Earn Up Amount and the Company's obligations under the Forseti Earn Up Agreement terminate). If Forseti elects to accept payment of the Earn Up Amount, then subject to limitations in the Forseti Earn Up Agreement and against delivery by Forseti of the Forseti Warrants and a statutory declaration as to certain matters, the Company shall pay Forseti the Earn Up Amount on or before the later of October 15, 1998 or the date that is 15 days after the date Forseti makes its election (the "Payment Date").

         The definitions of the terms in the Forseti Earn Up Agreement relating to the determination of the Earn Up Amount are identical to the definitions in the JEDI Earn Up Agreement, with the exception that under the definition of the term "Price," if the quotient of (i) the difference of Price1 and Price2, divided by (ii) the greater of Price1 and Price2 is greater than 0.1, then the Company and Forseti, as opposed to JEDI, will negotiate the Price.

         The Company shall be obligated to pay Forseti under the Forseti Earn Up Agreement only to the extent that the Company has received a like amount in cash from JEDI under the JEDI Earn Up Agreement.

         If the sum of (i) $5,000,000 and (ii) the aggregate amount received by Forseti from the transfer of Warrants, exceeds the sum of (x) $14,400,000 plus
(y) a dollar amount equal to the sum of the expenses of the Company paid by Forseti pursuant to the Forseti Purchase Agreement, the reasonable out-of-pocket expenses up to a maximum of $50,000 incurred by Forseti in connection with the Forseti Purchase Agreement, and the escrow agent fees





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incurred by Forseti under the Escrow Agreement (the sum of subclauses (x) and
(y) being referred to as the "Net Proceeds"), then within 10 days of the date (the "Excess Determination Date") the aggregate amount received by Forseti exceeds the Net Proceeds, (x) Forseti shall deliver to the Company an amount in cash or by wire transfer of immediately available funds equal to 75% of such amount received by Forseti in excess of the Net Proceeds, and (y) Forseti shall spend the remaining 25% of such excess amount to purchase from the Company, subject to applicable securities laws, Common Stock at a price equal to the average of the Nasdaq bid price over 21 trading days ending on the Excess Determination Date.

         Pursuant to the Forseti Earn Up Agreement, the Company will grant to Forseti an option to purchase from the Company a number of shares of Common Stock equal to the quotient of (x) the amount by which the Earn Up Amount exceeds $7,000,000 and (y) $2.50, at a price equal to $2.50. The option will be exercisable in full or in part only from the date that the Earn Up Amount is paid by the Company to Forseti through the fifth business day after the date of payment of the Earn Up Amount. The Forseti Earn Up Agreement will provide for customary adjustments to the exercise price and the number of shares to be issued in the event of certain dividends and distributions to holders of Common Stock, stock splits or combinations or reclassifications.

         The parties must first attempt to resolve disputes under the Forseti Earn Up Agreement pursuant to non-binding mediation. Disputes that are not resolved pursuant to non-binding mediation shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

         The Forseti Earn Up Agreement will terminate upon the earlier of (i) a transfer of any Forseti Warrants in violation of the restrictions on transfer in the Forseti Purchase Agreement, (ii) the election by Forseti to retain the Forseti Warrants pursuant to the Forseti Earn Up Agreement, (iii) the transfer of all of the Forseti Warrants, (iv) upon the transfer of any ownership interest in Forseti or any entity controlling Forseti where the purpose of the transfer is to realize or receive cash, securities or any other property as consideration for the Forseti Warrants without transferring the Forseti Warrants and (v) as of the Election Date or the Payment Date, the individual, who as of the date of the Forseti Earn Up Agreement owned, directly or indirectly, all of the ownership interests of Forseti and each entity controlling Forseti does not own, directly or indirectly, all of the ownership interests of Forseti and each entity controlling Forseti.

         Description of the Escrow Agreement. Pursuant to the Forseti Purchase Agreement, at the closing under such agreement, the Company, Forseti and an escrow agent mutually acceptable to the Company and Forseti shall enter into the Escrow Agreement. The Escrow Agreement will govern the deposit into escrow of the Forseti Warrants and the consideration for the transfer of Warrants.
The escrow agent may deliver the Forseti Warrants and the consideration for the transfer of the Forseti Warrants to Forseti only upon receipt of notice from the Company and Forseti to release the Forseti Warrants and the consideration for the transfer of the Forseti Warrants. The Escrow Agreement contains customary provisions regarding indemnification of the escrow agent. Forseti will pay the fees of the escrow agent for its services under the Escrow Agreement.





                                      -35-
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                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of Common Stock as of the date of this Information Statement by: (i) each of the Company's directors and executive officers; (ii) each person who is known by the Company to be the beneficial owner of five percent or more of the outstanding shares of Common Stock; and (iii) all of the Company's directors and executive officers as a group:


                                  Number of Shares          Approximate       Number of Shares     Approximate
Name and                          Beneficially              Percentage of     Beneficially Owned   Percentage of
Address of                        Owned Prior to            Common Stock      After Proposed       Voting Stock
Beneficial Owner                  Proposed Transactions     Outstanding(1)    Transaction(2)       Outstanding(3)
----------------                  ---------------------     --------------    --------------       --------------

OFFICERS AND DIRECTORS
Edward J. Munden (4)              6,600,000  (5)            22%               6,600,000(5)            20%
60 Queen Street
Ottawa, Canada K1P 5Y7

Ronald I. Benn (4)                6,600,000  (5)            22%               6,600,000(5)            20%
60 Queen Street
Ottawa, Canada K1P 5Y7

Bruce I. Benn (4)                 6,600,000  (5)            22%               6,600,000(5)            20%
60 Queen Street
Ottawa, Canada K1P 5Y7

Robert P. Lindsay (4)(6)             14,286                 *                    14,286                *
3500 Oak Lawn Drive
Suite 380, L.B. #31
Dallas, Texas  75219

V. Ed Butler (4)                          0                 *                         0                 *
3500 Oak Lawn Drive
Suite 380, L.B. #31
Dallas, Texas  75219

All officers and directors
as a group
(5 persons)                       6,614,286                 22%               6,614,286               20%


FIVE PERCENT STOCKHOLDERS

Forseti Investments Ltd.          9,600,000                 32%                       0                 *
45 O'Connor St.
Suite 450
Ottawa, Ontario, Canada
K1P 1A4

EIBOC Investments Ltd. (7)        6,600,000                 22%               6,600,000               20%
Charlton House
White Park Road
Bridgetown, Barbados W.I.





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
                                  Number of Shares          Approximate       Number of Shares     Approximate
Name and                          Beneficially              Percentage of     Beneficially Owned   Percentage of
Address of                        Owned Prior to            Common Stock      After Proposed       Voting Stock
Beneficial Owner                  Proposed Transactions     Outstanding(1)    Transaction(2)       Outstanding(3)
----------------                  ---------------------     --------------    --------------       --------------
Norden Investments, Ltd.          3,000,000                   10%               3,300,000                9%
4651 Roswell Rd.
Suite B-105
Atlanta, GA 30342

Joint Energy Developments                 0                    0%               10,009,839(8)           30%
Investment Limited Partnership
1400  Smith Street
Houston, Texas  77002

---------------------------
*Less than 1%.

(1) Based upon 30,224,500 shares of Common Stock issued and outstanding as of April 1, 1997.

(2) Reflects (i) the issuance of Series A Preferred Stock, (ii) the repurchase of Forseti Stock, (iii) 3,000,000 shares of Common Stock issuable upon exercise of the Forseti Warrants and (iv) 409,839 shares of Common Stock issuable upon exercise of the Robertson Warrants.

(3) Based upon (i) a total number of 20,624,500 shares of Common Stock issued and outstanding immediately following closing of the Proposed Transactions, (ii) 9,600,000 shares of Series A Preferred Stock, (iii) 3,000,000 shares of Common Stock issuable upon exercise of the Forseti Warrants and (iv) 409,839 shares of Common Stock issuable upon exercise of the Robertson Warrants.

(4)      Executive Officer and/or Director.

(5) Edward J. Munden, Ronald I. Benn and Bruce I. Benn, collectively, have 100% of the beneficial interest in the shares of Common Stock owned by EIBOC. Accordingly, the 6,600,000 shares owned of record by EIBOC have been included as beneficially owned by each of the foregoing individuals, and by all Officers and Directors as a group.

(6) Mr. Lindsay acquired these shares in the name of his children and disclaims any beneficial interest in these shares.

(7) Messrs. Munden, Benn and Benn have 100% of the beneficial interest in the shares of Common Stock owned by EIBOC.

(8) Includes 9,600,000 shares of Common Stock issuable upon conversion of the 9,600,000 shares of Series A Preferred Stock and 409,839 shares of Common Stock issuable upon exercise of the Robertson Warrants. JEDI is a limited partnership, the general partner of which is Enron Capital Management Limited Partnership, a subsidiary of ECT, which is a wholly-owned subsidiary of Enron Corp.



                                       By Order of the Board of Directors



                                                                     Secretary
                                       -----------------------------,




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                                  APPENDIX "A"


                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                          QUEEN SAND RESOURCES, INC.


         Queen Sand Resources, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the amendment set forth below to the Corporation's Certificate of Incorporation was duly adopted in accordance with Section 242 of the Delaware General Corporation Law:

         Article Fifth of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

         "FIFTH.  Description and Authorization of Stock.

         (a) Stock Authorization. The total number of shares of capital stock that the Corporation shall have the authority to issue is one hundred fifty million (150,000,000) shares, which shall consist of (i) one hundred million (100,000,000) shares of Common Stock, par value ($0.0015) per share (the "Common Stock") and (ii) fifty million (50,000,000) shares of Preferred Stock, par value ($0.01) per share (the "Preferred Stock").

         (b)     Common Stock.

                 (i) Voting Rights. The holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, including the election of directors. The holders of Common Stock shall not have cumulative voting rights.

                 (ii) Dividends. Subject to the prior rights of any Preferred Stock issued by the Corporation, as and if dividends are declared thereon by the Board of Directors of the Corporation out of funds legally available therefor, whether payable in cash, property or securities of the Corporation, the holders of Common Stock will be entitled to share equally, on a share-for-share basis, in all such dividends.

                 (iii) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, after all amounts due and owing to the holders of any Preferred Stock of the Corporation have been paid or the payment has been fully provided for, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to holders of Common Stock and will be entitled to share equally, on a share-for- share basis, in such distribution. Neither the merger or consolidation of the Corporation with or into another corporation or corporations, nor the sale or transfer by the Corporation of all or part of its assets, nor the reduction of its capital stock, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.





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                  (c)     Preferred Stock.

                          (i)     Issuance.  The Preferred Stock may be issued
from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, dividend or other special rights, and qualifications, limitations, restrictions or other characteristics thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation as hereafter prescribed. The shares of each series of the Preferred Stock may vary from the shares of any other class or series in any respect.

         The resolution or resolutions providing for the issuance of any such series may provide, without limitation:

                                  (A)      whether or not shares of a series
shall have voting rights, full, special or limited, or shall have no voting rights, and whether or not the holders of such shares are to be entitled to vote as a separate class or series either alone or together with the holders of one or more other classes or series of stock; provided, however, that if the resolutions authorize the holders of Preferred Stock to elect Directors upon certain events, [those Directors elected by the holders of Preferred Stock shall be in addition to those directors authorized from time to time pursuant to the Bylaws of the Corporation];

                                  (B)      the number of shares to constitute
the series and the designations thereof;

                                  (C)      the preferences and relative,
participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any series;

                                  (D)      whether or not the shares of any
series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                                  (E)      whether or not the shares of a
series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                                  (F)      the dividend rate, if any, whether
dividend rates are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and the date or dates from which such dividends shall accumulate;





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                                  (G)      the preferences, if any, and the
amounts thereof which the holders of shares of any series shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                                  (H)      whether or not the shares of any
series shall be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary of the Corporation, upon the issue of any additional stock (including, without limitation, additional shares of such series or of any other class or series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of the Corporation of, any outstanding stock of the Corporation;

                                  (I)      whether or not the shares of any
series, at the option of the Corporation or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                                  (J)      such other voting powers,
designations, preferences, rights, qualifications, limitations or restrictions with respect to any series as the Board of Directors of the Corporation may deem advisable.

                          (ii)    Increases and Decreases in Series.  The Board
of Directors of the Corporation may increase the number of shares (but not above the total number of authorized shares of the class) of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock (but not below the number of shares thereof then outstanding) designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock."

         IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation does execute this Certificate of Amendment, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this __ day of ______________, 1997.



                                             QUEEN SAND RESOURCES, INC.



                                             By:
                                               -------------------------------
                                               Name:
                                                   ---------------------------
                                               Title:
                                                    --------------------------





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